Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ___

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

66 Hudson Blvd East
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Thomas Mackay, Director

HSBC Bank USA, National Association

66 Hudson Blvd East

New York, New York 10001

Tel: (212) 525-1552

(Name, address and telephone number of agent for service)

Novartis Capital Corporation

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-3086456 (I.R.S. Employer Identification No.)

One Health Plaza East Hanover, New Jersey (Address of principal executive offices)	07936 (Zip Code)

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Lichtstrasse 35 4056 Basel, Switzerland (Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(4)	Copy of the Amended and Restated Articles of Association of HSBC Bank USA, National Association and as amended and restated as of November 7, 2022.

T1A(ii)	(2)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(1)	OCC Certification of Fiduciary Powers dated February 20, 2019 for HSBC Bank USA, National Association

T1A(iv)	(4)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(3)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2024), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-243528 and incorporated herein by reference thereto.

(4)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-269690 and incorporated herein by reference thereto.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of September, 2024.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Kevin Glatting
Kevin Glatting
Assistant Vice President

Exhibit T1A(vii)

Consolidated Report of Condition of

HSBC Bank USA, National Association

of Tysons, VA 22102

and Foreign and Domestic Offices,

at the close of business June 30, 2024, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$880,719
Interest-bearing balances	$29,201,777
Securities:
Held-to-maturity securities	$15,130,714
Available-for-sale debt securities	$26,907,458
Equity securities with readily determinable fair values not held for trading	$118,015

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$0
Securities purchased under agreements to resell	$1,318,406
Loans and lease financing receivables:
Loans and leases held for sale	$206,700
Loans and leases, held for investment	$56,936,789
LESS: Allowance for credit losses on loans and leases	$540,933
Loans and leases held for investment, net of allowance	$56,395,856
Trading assets	$21,899,868
Premises and fixed assets (including capitalized leases)	$610,194
Other real estate owned	$2,520
Investments in unconsolidated subsidiaries and associated companies	$6,120
Direct and indirect investments in real estate ventures	$0
Intangible assets	$477,046
Other assets	$5,892,317

Total assets	$159,047,710

LIABILITIES
Deposits:
In domestic offices	$124,422,083
Noninterest-bearing	$25,144,928
Interest-bearing	$99,277,155
In foreign offices, Edge and Agreement subsidiaries, and IBFs	$7,514,282
Noninterest-bearing	$0
Interest-bearing	$7,514,282
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$0
Securities sold under agreements to repurchase	$848,721
Trading liabilities	$3,188,140
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	$2,393,086
Subordinated notes and debentures	$1,455,905
Other liabilities	$3,379,008

Total liabilities	$143,201,225

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$1,500,000
Common stock	$2,001
Surplus (exclude all surplus related to preferred stock)	$13,048,369
Retained earnings	$3,384,245
Accumulated other comprehensive income	$2,088,130
Other equity capital components	$0

Total bank equity capital	$15,846,485
Noncontrolling (minority) interests in consolidated subsidiaries	$0

Total equity capital	$15,846,485

Total liabilities, and equity capital	$159,047,710